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              CONSENT OF ALEX SHESHUNOFF & CO. INVESTMENT BANKING


In connection with the proposed merger of Bank of Gonzales Holding Company, Inc., Gonzales, Louisiana with Deposit Guaranty Corp., Jackson, Mississippi, the undersigned, acting as an independent financial analyst to the common shareholders of Bank of Gonzales Holding Company, Inc., hereby consents to the reference to our firm in the S-4 Registration Statement and to the inclusion of our fairness opinion as an exhibit to the S-4 Registration Statement.



                                        ALEX SHESHUNOFF & CO.
                                          INVESTMENT BANKING
                                        AUSTIN, TEXAS

April 26, 1996